SECURITIES AND EXCHANGE COMMISSION

                           Washington, D. C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

                       Date of Report:  October 16, 1998



                              Lab Holdings, Inc.
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            (Exact name of registrant as specified in its charter)

        Missouri                   0-16946                   43-1039532
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     (State of other     (Commission File Number)        (IRS Employer
     jurisdiction of                                    Identification
     incorporation)                                         Number)


     5000 W. 95th Street, Suite 260
     P. O. Box 7568
     Shawnee Mission, KS                                       66207
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     (Address of principal executive offices)               (Zip code)


                               (913)  648-3600
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            (Registrant's telephone number, including area code)



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   (Registrant's former name or former address, if changed since last report)








Item 5.     Other Events

On October 16, 1998, the Registrant issued the following news release:

"SHAWNEE MISSION, KS - Lab Holdings, Inc. announced today that LabOne, Inc. (LabOne), its 81%-owned subsidiary, issued a press release relating to a proposed acquisition of Systematic Business Systems, Inc. (SBSI), Independence, Mo.

The text of LabOne's October 16, 1998 release is as follows:

`LENEXA, KS - LabOne, Inc. announced today that it has entered into an agreement to acquire Systematic Business Systems, Inc. (SBSI), Independence, Mo. SBSI is a provider of information services to life and health insurers nationwide, and has annual revenues of approximately $7 million. With 150 employees in the Kansas City area, the company provides telephone inspections, motor vehicle reports, attending physician statements, and claims investigation services to life insurance companies. SBSI will be a wholly owned subsidiary of LabOne. Terms of the agreement have not been disclosed.

`We are delighted with the addition of SBSI to our family of services,' said W. Thomas Grant II, chairman, president, and CEO of LabOne. `SBSI, with its skill base and customer list, fits perfectly into our commitment to provide integrated underwriting information solutions for our clients. We hope to expand SBSI's client list and range of products substantially over the coming years.'

`This is a tremendous opportunity for both companies,' said Richard T. Coffman, president of SBSI. `By combining the investigative services of SBSI with the laboratory services of LabOne, we will be able to offer our clients a broader line of underwriting services, enhancing the growth potential of both companies.'

LabOne (NASDAQ: LABS) operates a centralized laboratory in the Kansas City area and markets insurance, clinical, and substance abuse testing services in the United States and Canada.'

For information, contact:  Robert D. Thompson          Kurt E. Gruenbacher
                           LabOne, Inc.                LabOne, Inc.
                           (913) 888-1770,             (913) 888-1770,
                                 ext. 1244                   ext. 1445



This document contains forward-looking statements as well as historical information. Forward-looking statements are identified by or are associated with such words as "intend", "believe," "estimate," "expect," "anticipate," "should," "hopeful" and similar expressions, and include statements relating to the effectiveness of the merger. They reflect management's beliefs and estimates of future circumstances and conditions. Although the Company believes that the expectations reflected in any forward-looking statements are reasonable, it can give no assurance that such expectations will be met. These and other forward-looking statements are based on many assumptions and factors, all of which may not be detailed in this document. Any changes in the assumptions or factors could produce materially different results than those predicted and could impact stock values."






                                 SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.


                                           Lab Holdings, Inc.



Date:  October 19, 1998                    By: /s/ Steven K. Fitzwater
                                               ---------------------------
                                               Steven K. Fitzwater
                                               Executive Vice President, Chief
                                               Operating and Financial Officer
                                               and Secretary